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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
March 7, 2003

TEXEN OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-33193	88-0435904
(Commission File No.)	(IRS Employer ID)

10603 Grant Road
Suite 209
Houston, Texas 77070
(Address of principal executive offices and Zip Code)

(832) 237-6053
(Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

On February 13, 2003, the Company entered into a written an employment contract with the Company's president, Robert Baker. The employment agreement is retroactively effective to June 1, 2002. Because Mr. Baker is a citizen of Canada, in order to make the contract most advantageous to him and the Company, the employment contract was entered into as a Consulting Agreement and the parties were the Company and Woodburn Holdings Ltd., ("Woodburn") a corporation owned and controlled entirely by Mr. Baker.

Under the terms of the Consulting Agreement, the Company will: (1) pay Woodburn $15,000 per month from June 1, 2002; (2) an option to acquire 1,000,000 shares of common stock at an exercise price of $0.10 per share pursuant to a nonqualified incentive stock option plan to be filed on Form S-8 with the SEC; reimburse Woodburn for mileage accumulated on its motor vehicle; and, (4) reimburse Woodburn for out-of-pocket expenses incurred by it.

In addition, the Company is obligated to pay to Woodburn, severance compensation for 12 months from the date of termination.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Consulting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: March 7, 2003.

TEXEN OIL & GAS, INC.
BY: /s/ R. M. Baker
Robert M. Baker, President and Chief Executive Officer and Chief Financial Officer